UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/06/2008

Magellan Midstream Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32745

DE	20-4328784
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, MD 28-1
Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

As of April 3, 2008, the common units of Magellan Midstream Holdings, L.P. ("MGG") that were sold pursuant to the Common Unit Purchase Agreement dated as of April 3, 2007 (the "Common Units") by and among MGG Midstream Holdings, L.P., MGG and the Purchasers named therein became eligible to be sold pursuant to Rule 144(b) of the Securities Act of 1933, as amended. Therefore, on May 6, 2008, MGG filed Post-Effective Amendment No. 1 to Form S-3 (Reg. No. 333-143057) (the "May 2007 Shelf") with the Securities and Exchange Commission in order to remove from registration all of the Common Units that remained unsold thereunder. Based on these two events, MGG's obligations pursuant to the Registration Rights Agreement dated as of April 3, 2007 by and among MGG and the Purchasers named therein and the Indemnification Agreement dated as of April 3, 2007 between MGG Midstream Holdings, L.P. and MGG have terminated.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Holdings, L.P.

Date: May 06, 2008	By:	/s/ Lonny E. Townsend
Lonny E. Townsend
Vice President, General Counsel & Secretary of the General Partner